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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of United States Cellular Corporation of our reports dated February 7, 1995 (except with respect to the matters discussed in Note 15 to the consolidated financial statements, as to which the date is March 14, 1995), on the consolidated financial statements and financial statement schedule of United States Cellular Corporation and Subsidiaries, included or incorporated by reference in the United States Cellular Corporation Form 10-K for the year ended December 31, 1994, and to the incorporation by reference in this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of our compilation report dated February 17, 1995, on the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership, included in the United States Cellular Corporation Form 10-K for the year ended December 31, 1994. We also consent to all references to our Firm included in this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement.


                                          ARTHUR ANDERSEN LLP

Chicago, Illinois

May 25, 1995